UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/23/2012

Mondelez International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Parkway North
Deerfield, IL 60015
(Address of principal executive offices, including zip code)

(847) 943-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2012, Mondelez International, Inc.'s Board of Directors appointed Patrick T. Siewert as a director of the Company, effective immediately.

Mr. Siewert was not selected as a director pursuant to any arrangement or understanding between him and any other person. There are no, nor have there been any, related persons transactions between Mondelez International and Mr. Siewert reportable under Item 404(a) of Regulation S-K.

Mr. Siewert will receive the standard compensation received by non-employee directors. These compensation arrangements are discussed in Mondelez International's 2012 Proxy Statement filed with the SEC on April 2, 2012, as amended from time to time. In addition, we expect to enter into an Indemnification Agreement with Mr. Siewert, the form of which was filed as Exhibit 10.28 to our 2008 Annual Report on Form 10-K filed with the SEC on February 27, 2009.

On October 23, 2012, Mondelez International issued a press release announcing Mr. Siewert's appointment as a director. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Please see Exhibit Index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mondelez International, Inc.

Date: October 23, 2012	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Mondelez International, Inc. Press Release, dated as of October 23, 2012.